CSFB

           CREDIT SUISSE FIRST BOSTON

CSFB 2005-AGE1

DERIVED 4/20/05

$2,130,000

Class M-6

Mezzanine Certificates Offered

(Approximate)

$4,970,000

Classes B-1 & B-2

Subordinate Certificates Offered

(Approximate)

$284,000,100

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2005-AGE1

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials (the “Information”) has been provided by Credit Suisse First Boston LLC (“CSFB”).

The Information contained herein is preliminary and subject to change.   The Information does not include all of the information required to be included in the final prospectus relating to the certificates.  As such, the Information may not reflect the impact of all structural characteristics of the certificates.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Prospective investors in the certificates should read the relevant documents filed, or to be filed, with the Securities and Exchange Commission (the “Commission”) because they contain important information.  Such documents may be obtained without charge at the Commission’s website.  Although a registration statement (including the base prospectus) relating to the certificates discussed in this communication has been filed with the Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not yet been filed with the Commission.  Prospective purchasers are recommended to review the final prospectus and prospectus supplement relating to the certificates (“Offering Documents”) discussed in this communication.

Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the CSFB Trading Desk at (212) 538-8373 or from the Commission’s website.

There shall not be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool.  Neither Credit Suisse First Boston LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

CDR Analysis

The tables below show the Collateral Loss to Maturity, the Weighted-Average Life (WAL) and the Modified Duration of the referenced class at the Breakeven Constant Default Rate (CDR).  The Breakeven CDR is the highest CDR that can be sustained without a writedown to the referenced class assuming:

•

Various Prepayment Speeds

•

Various Interest Rate Stresses

•

Delinquency Trigger Fails (no stepdown)

•

60% Loss Severity

•

12-Month Lag from Default to Loss

Class M-6
			Collateral
	Prepays	Breakeven	Loss
	FXD (HEP)	CDR	to Maturity	WAL	MD
Forward Libor + 2.00%	23%	6.4%	10.9%	12.6	7.9
Forward Libor + 2.00%	35%	6.9%	8.2%	9.8	6.7
Forward Libor + 2.00%	15%	6.2%	14.1%	16.5	9.1
Forward Libor + 3.00%	15%	5.6%	13.0%	17.9	8.8
Forward Libor - 1.00%	35%	8.8%	10.1%	9.7	7.7

Class B-1
			Collateral
	Prepays	Breakeven	Loss
	FXD (HEP)	CDR	to Maturity	WAL	MD
Forward Libor + 2.00%	23%	5.8%	10.0%	13.1	7.8
Forward Libor + 2.00%	35%	6.0%	7.2%	9.9	6.6
Forward Libor + 2.00%	15%	5.7%	13.1%	15.8	8.6
Forward Libor + 3.00%	15%	5.1%	12.0%	16.2	8.2
Forward Libor - 1.00%	35%	7.8%	9.1%	9.5	7.4

Class B-2
			Collateral
	Prepays	Breakeven	Loss
	FXD (HEP)	CDR	to Maturity	WAL	MD
Forward Libor + 2.00%	23%	5.3%	9.3%	13.0	7.3
Forward Libor + 2.00%	35%	5.3%	6.4%	10.1	6.4
Forward Libor + 2.00%	15%	5.4%	12.6%	16.4	8.2
Forward Libor + 3.00%	15%	4.8%	11.4%	16.5	8.1
Forward Libor - 1.00%	35%	7.1%	8.4%	10.2	7.3

Appendix

Forward Libor: